Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the heading "Experts" and to the incorporation by reference in this registration statement of our report dated May 9, 2001 with respect to the combined balance sheet of Swift Telecommunications, Inc. as of December 31, 2000 and the related combined statements of operations, changes in stockholder's deficit and comprehensive loss and cash flows for the year ended December 31, 2000, which report appears in the Form 8-K/A of Easylink Services Corporation (formerly Mail.com, Inc.), dated May 9, 2001.

                                        /s/ KPMG
                                        Chartered accountants
                                        Registered auditors

London, United Kingdom
May 22, 2001